                                                                       EXHIBIT 6





                             MULTIMEDIA GAMES, INC.

                                      and

                           CORPORATE STOCK TRANSFER,

                                as Warrant Agent





                            ________________________



                               WARRANT AGREEMENT

                       Dated as of November 12, 1996


                             ______________________

                               WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of November 12, 1996, by and between MULTIMEDIA GAMES, INC., a Texas corporation (the "Company"), and CORPORATE STOCK TRANSFER, as Warrant Agent (the "Warrant Agent").

         WHEREAS, as described in the Company's Confidential Private Placement Memorandum dated September 24, 1996, the Company has issued and sold, or proposes to issue and sell, 2,050,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), each entitling the holder thereof the right to purchase one
(1) share of Common Stock, $.01 par value, of the Company (the "Common Stock");

         WHEREAS, the Company desires to provide for the form of Warrant Certificate to evidence the Warrants and the terms and provisions applicable to the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates and other matters provided for herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         2. Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto.

         3.      Terms and Provisions of Warrants.

         3.1 General. (a) There are hereby incorporated in this Agreement all of the terms and provisions relating to the Warrants set forth and contained in the form of Warrant Certificate attached hereto as Exhibit A.
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                 (b)      The Company will cause to be issued and delivered to
the registered holders of Warrant Certificates, or (subject to the next succeeding paragraph) their registered assigns, in such name or names as may be directed by them, duly executed certificates for the number of fully paid and nonassessable whole shares of Common Stock to which they are entitled as herein provided, together with a Warrant Certificate or Certificates representing any unexercised Warrant.

         No Warrant nor any of the shares of Common Stock purchasable upon the exercise of any Warrant (each a "Warrant Share" and collectively, the "Warrant Shares") has been registered under the Securities Act of 1933, as amended (the "Act") or any state securities law and may not be sold, transferred, assigned, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under the Act or the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company that an exemption from the registration requirements of the Act is available. If permitted by the foregoing, any such sale, transfer, assignment, hypothecation or other disposition shall be effected by the holder thereof surrendering a Warrant for cancellation as hereinafter provided and accompanied by an opinion of counsel satisfactory to counsel for the Company stating that an exemption from such registration requirements is available.

                 (c) Each Warrant Certificate and each certificate for Warrant Shares purchased upon the exercise thereof shall bear a legend substantially similar to the following:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE

                 (d) The Company shall pay all taxes payable in connection with the issue and delivery of Common Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax in respect of (i) any transfer involved





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in the issue and delivery of Common Stock in a name other than that of the registered holder of the Warrant Certificate exercised, or (ii) any transfer or exchange of Warrant Certificates in a name other than that of the registered holder of the Warrant Certificate so transferred or exchanged.

                 (e) Irrespective of the date of issue and delivery of certificates for any shares of Common Stock issuable in respect of Warrants, each person in whose name any such certificate is to be issued shall, for all purposes, be deemed to become a holder of record of the Common Stock represented thereby on the date the Warrant Certificate evidencing the Warrant or Warrants shall have been duly surrendered. Excepted as provided herein, no dividend shall be payable on account of Common Stock deliverable in respect of Warrants except such dividends as may be or become payable to holders of record of such Common Stock on or after the date the Warrant Certificate evidencing the Warrants shall have been duly surrendered.

         3.2     Adjustment of Shares Issuable, Warrant Price and Number of
Warrants.  (a)    The purchase price per share of Common Stock purchasable
pursuant each Warrant shall be initially $8.00 (the "Exercise Price"), and the number of shares of Common Stock purchasable upon the exercise of each Warrant (the "Warrant Rate") shall be initially one (1) share of Common Stock of the Company (subject to adjustment from time to time as hereinafter provided). Upon each adjustment of the Warrant Rate, the registered owner of each Warrant then outstanding shall thereafter be entitled, upon surrender of a Warrant for exercise on or before [insert date which is fifth anniversary of the Initial Closing Date] (the "Expiration Date") and payment of the adjusted Exercise Price in respect thereof, to receive the number of shares of Common Stock, and other property, if any, at the Warrant Rate as so adjusted.

                 (b) In the event the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Warrant Rate in effect immediately prior thereto shall be adjusted as provided below so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock





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and other property, if any, which he would have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this subsection 3.2(b) shall become effective as of the record date or the effective date of any such event.

                 (c) In the event the Company shall issue rights or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined in subsection 3.2(e) below at the record date mentioned below) the number of shares of Common Stock which shall thereafter be deliverable by the Company upon surrender for exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore deliverable by the Company upon surrender for exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustments shall be made whenever such rights or warrants are issued and shall become effective as of the record date for the determination of stockholders entitled to receive such rights or warrants.

                 (d) In the event the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or any of its assets (excluding cash dividends or cash distributions) or rights to subscribe thereto or to securities of the Company (excluding those referred to in subsection 3.2(c) above) then, in each such case, the number of shares of Common Stock thereafter deliverable by the Company upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock therefore deliverable by the Company upon exercise of each Warrant by a fraction, of which the numerator shall be the current market price per share of Common Stock (as determined in subsection 3.2(e) below) on the date of such distribution, and of which the





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
denominator shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one
(1) share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective as of the record date for the determination of stockholders entitled to receive such distribution.

                 (e) For the purpose of any computation under subsections 3.2(c) and 3.2(d) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing bid and closing asked prices for the 20 consecutive trading days ending five (5) business days before the day in question as reported on the NASDAQ Stock Market ("NASDAQ"), or, if the Common Stock is not listed or admitted to trading on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, as reported in the over-the-counter "pink sheets"; provided that, if no such reports are available, the current market price per share of Common Stock shall be as determined in good faith by the Board of Directors of the Company.

                 (f) No adjustment in the Warrant Rate shall be required unless such adjustment would require an increase or decrease of at least 1% therein; provided that, any adjustments which by reason of this subsection 3.2(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of the Warrant Rate under this Section 3.2 shall be made to the nearest one-hundredth of a share.

                 (g) Whenever there is an adjustment in the Warrant Rate as herein provided, the Exercise Price payable upon exercise of each Warrant shall also be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment of the Warrant Rate by a fraction of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment of the Warrant Rate, and of which the denominator shall be the number of Shares of Common Stock so purchasable immediately thereafter; provided that





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if, as a result of any adjustments made pursuant hereto, the holder of each
Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall allocate the Exercise Price in effect immediately prior to such adjustment between or among such classes of shares and the Exercise Price in respect of shares of each such class shall thereafter be the price as so allocated.

                 (h) In the event of any consolidation of the Company with or merger of the Company with or into another entity, or in the event of any sale or conveyance to another entity of all or substantially all of the property of the Company, the Company, or such successor purchasing person, as the case may be, shall execute and deliver to the Warrant Agent an agreement, in form satisfactory to the Warrant Agent, providing that the holder of each Warrant then outstanding, upon surrender for exercise thereof, shall have the right thereafter, in accordance with the terms hereof, to receive the kind and amount, if any, of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company which would have been received by him upon surrender for exercise of such Warrants immediately prior to such consolidation, merger, sale or conveyance. Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.2. The Company shall not effect any such sale wherein the property to be distributed to the holders of Common Stock consists principally of securities, or any such consolidation or merger, unless prior to the consummation thereof adequate provision is made for the assumption by the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets, of the obligation to deliver to such holders such shares of stock, securities or assets as such holder may be entitled to acquire in accordance with the foregoing provisions. The provisions of this subsection 3.2(h) shall similarly apply to successive consolidations, mergers, sales and conveyances.

         Notice of the execution of such agreement shall be given by the Company to the registered holders of Warrants within ten (10) days after the execution of such agreement at his last address appearing on the register of the Company. Failure to give any such notice, or any defect therein, shall not affect the validity of any such consolidation, merger, sale, or conveyance.

                 (i) Whenever any adjustment is made in the Warrant Rate and the Exercise Price as herein provided, the Company shall promptly file with the Warrant Agent an independent accountant's certificate setting forth the effective date of such adjustment, the effect of such adjustment and a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment and the Warrant Agent (if other than the Company) shall be under no duty or responsibility with respect to any such certificate except to exhibit the same from time to time to any registered holder of a Warrant desiring an inspection thereof. The Company shall promptly mail or cause to be mailed notice of each such adjustment to each registered holder of a Warrant at his last address appearing on the register of the Company.

                 (j)      In the event at any time:

                          (1)     the Company shall pay any dividend payable in
stock upon its Common Stock or make any distribution (other than regular cash dividends paid at an established annual rate) to the holders of its Common Stock;

                          (2)     the Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                          (3)     there shall be any capital reorganization, or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to another corporation;

then in any one or more of said events, the Company shall give notice to each registered holder of a Warrant Certificate of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger or sale shall become effective, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such





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
dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, as the case may be. Such notice shall be mailed to each registered holder of a Warrant Certificate at least 45 days prior to the action in question and not less than 45 days prior to any record date or the date on which the Company's transfer books are closed in respect thereto; provided, however, that failure to give such notice shall not affect the validity of any such action.

         3.3 Fractional Warrants and Fractional Shares. If the number of shares purchasable upon the exercise of each Warrant is adjusted pursuant to
Section 3.2, the Company shall nonetheless not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute share certificates which evidence fractional shares of Common Stock. In lieu of issuing fractional shares, the Company shall be permitted to aggregate all fractions of shares issuable upon the exercise of the Warrant Certificate (or portion thereof) being exercised and, after such aggregation, to pay to the holder of such Warrant Certificate cash for any remaining fractional interest based upon the current market price of the Common Stock as determined in accordance with Section 3.2(e) hereof.

         3.4 Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than 30 days' prior written notice to the registered holders thereof at a redemption price of $.10 per Warrant (the "Warrant Redemption Price") at any time after the Exercise Date; provided that,
(i) the closing bid quotation price of the Common Stock for the 20 consecutive trading days ending not later than the seventh day prior to the day on which the Company gives notice of redemption has been at least 150% of the then effective Exercise Price per share, and (ii) the Warrants and the Warrant Shares are subject to an effective registration statement under the Act at the time a notice of redemption is given and at all times thereafter through the date fixed for redemption; provided further that, the condition referred to in clause (ii) shall be deemed satisfied if the holder was afforded the right and opportunity to include the Warrants and the Warrant Shares in any such registration statement and declined to do so. In case of the redemption of a part only of the outstanding Warrants, the Company shall effect such redemption pro rata among





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all holders of Warrants determined by multiplying the number of Warrants represented by each Warrant Certificate by a fraction, the numerator of which shall be the total number of Warrants to be redeemed by the Company and the denominator of which shall be the total number of Warrants held by all holders of Warrants. The redemption notice shall be given by mail, postage prepaid, to the holders of record of the Warrants to be redeemed, addressed to each such holder at its post office address as shown by the records of the Company. On and after the date fixed for redemption and stated in such notice, each holder of the Warrants called for redemption shall surrender the Warrant Certificate evidencing such Warrants to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Warrant Redemption Price. In case less than all the Warrants represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed Warrants. If such notice of redemption shall have been duly given, and if on or before the date fixed for redemption, funds necessary for the redemption shall be available therefor, then, notwithstanding that the Warrant Certificates evidencing any Warrants so called for redemption shall not have been surrendered, all rights with respect to the Warrants so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the Warrant Redemption Price without interest upon surrender of the Warrant Certificates therefor. Holders of Warrants shall have the right to exercise the Warrants for the purchase of Warrant Shares until the close of business on the date fixed for redemption.

         3.5     Common Stock.    As used herein the term "Common Stock" shall
mean and include the Company's Common Stock, $.01 par value, as authorized at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, and, in case of reclassification of the outstanding shares thereof or reorganization, consolidation, merger or sale of all or substantially all of the Company's assets, the stock, securities or assets provided for in paragraph (h) of
Section 2 above.





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         3.6     Certain Covenants.  The Company covenants that:

                 (a) it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue as provided by the terms of the Warrants, such number of shares of Common Stock as shall from time to time be issuable in accordance with the terms of the Warrants;

                 (b) no change in the number or class of shares issuable upon the exercise or surrender of Warrants, and no adoption of a par value for, or change in the par value of, any such shares, will be made, and no other action will be taken, by it if the result of such change or action would be to render illegal the issuance, in accordance with the terms of Warrants, of shares of stock or other securities or property of the class or classes or kind in the amount herein provided; and that it will not take any such action or issue any securities without making further provisions so that thereafter there shall be authorized and reserved for issue in accordance with the terms of Warrants, a sufficient number or amount of shares of stock or other securities or property, of the class or classes or kind and in the amount provided herein; and

                 (c) all shares of Common Stock which may be issued in accordance with the terms of the Warrants will upon issue be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or a Vice President under its corporate seal and attested by its Secretary or an Assistant Secretary. Each such signature of the Chairman of the Board, President or a Vice President, the Secretary or an Assistant Secretary upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to be Chairman of the Board, President, Vice President,

Secretary or Assistant Secretary. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         5. Registration and Countersignature. Warrant Certificates shall be registered in the names of the persons who are to be record holders of the Warrant Certificates upon receipt thereof.

         Warrant Certificates shall be manually countersigned and delivered by the Warrant Agent upon receipt of the written order of the Company signed by its Chairman of the Board, President, any Vice President, its Treasurer or Secretary, and shall not be valid for any purpose unless so countersigned.

         The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, and distribution to the holder(s) thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer





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in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, and subject to the provisions of Section 3.2(a) hereof, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

         Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its offices maintained for that purpose, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of in a manner satisfactory to the Company.

         The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section and of Section 5 of this Agreement, the new Warrant Certificates required pursuant to the provisions of this Section, and any additional or substituted Warrant Certificates distributed to registered holders of Warrant Certificates as contemplated by Sections 3.2 or 3.3 hereof.

         7. Cancellation of Certificate upon Exercise of Warrants. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by a Warrant Agent. Such canceled Warrant Certificates shall then be disposed of in a manner satisfactory to the Company.

         8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen, or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         9. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                 (a) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                 (b) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such act, default, neglect or misconduct, provided reasonable care shall have been exercised in the selection and continued employment thereof.

                 (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                 (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, suffered or omitted in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the

Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done, suffered or omitted by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                 (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

                 (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                 (h) The Warrant Agent shall act hereunder solely as agent and in ministerial capacities, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for their its own negligence or bad faith.

                 (i) The Warrant Agent shall not be under any responsibility in respect to the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock of the Company to be issued pursuant to any Warrant or as to whether any such shares will, when issued, be validly issued, fully paid and nonassessable (or as to any liability of the holders thereof) or as to any Warrant Rate or Exercise Price or the number or kind or amount of shares of Common Stock of the Company issuable upon exercise of any Warrant.

                 (j) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to any of them for advice or instructions in connection with its duties, and shall not be liable for any action taken, omitted or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (k) The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for registration of transfer or exchange or substitution and shall deliver to the Company from time to time or otherwise dispose of such canceled Warrant Certificates in a manner satisfactory to the Company.

                 (l) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent; and such statement shall be full warrant to the Warrant Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such statement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable.

                 (m) The Warrant Agent shall keep copies of this Agreement available for inspection by registered holders of Warrant Certificates during normal business hours at its offices.

         10. Changes of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After acceptance in writing of the appointment by the successor Warrant Agent, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as a Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such powers, rights, duties and responsibilities. Not later than the effective date of such appointment the Company shall give notice thereof to the predecessor Warrant Agent, each transfer agent for the Company's Common Stock and each registered holder of a Warrant Certificate. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of any Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

         11. Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be sufficiently given or made when delivered or mailed by first-class mail, postage prepaid:

                 (a) if the registered holder of a Warrant Certificate, to the address of such holder as shown in the Warrant register;

                 (b) if to the Company to (until another address is filed in writing by the Company with the Warrant Agent):

                          Multimedia Games, Inc.
                          7335 South Lewis Avenue
                          Suite 204
                          Tulsa, Oklahoma  74136
                          Attention: Secretary

with a copy thereof to the Vice President - Finance; and

                 (c) if to the Warrant Agent to (until another address if filed in writing by the Warrant Agent with the Company):

                          Corporate Stock Transfer
                          370 17th Street, Suite 2350
                          Denver, Colorado 80202
                          Attention: Ms. Carylyn Bell

         In case the Company shall fail to maintain such an office or agency or shall fail to give notice of the location or of any change in the location thereof, presentation may be made and notices and demands may be served at the office of the Warrant Agent.

         12. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the registered holders of Warrant Certificates.

         13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         14. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         15. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         Any registered holder of a Warrant Certificate, without the consent of the Warrant Agent or any other holder of a Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant in the manner provided for in the Warrant Certificates and in this Agreement.

         16. Descriptive Heading. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                                        MULTIMEDIA GAMES, INC.



                                        By
                                           ------------------------------------


                                        CORPORATE STOCK TRANSFER



                                        By
                                           ------------------------------------